Exhibit 99.1

FOR IMMEDIATE RELEASE

MISCOR Group Appoints Michael Topa as Interim CFO

SOUTH BEND, Ind., June 19, 2009 – Industrial services provider MISCOR Group, Ltd. (OTC BB: MIGL) announced that veteran finance and accounting executive Michael Topa has been elevated to the position of interim Chief Financial Officer.

Topa has been serving the Company in a treasury management consulting role since earlier this year.  He joined MISCOR from Elkhart, Ind.-based Atwood Mobile Products LLC, a leading manufacturer of components to the RV industry, where he served as chief financial officer.

Previously, Topa served as a corporate advisor for the private equity owners of several companies in the technology services, metal component repair and excavation industries.  Earlier in his career he held several senior-lead positions, including president of West Chester, Pa.-based Keystone Ranger Holders, a leading flight, helicopter and engine services company, and president of Grand Prairie, Texas-based Composite Technology, Inc.  A Certified Public Accountant, Topa earned a Bachelor of Arts in business systems analysis from the University of Findlay in Ohio and a Bachelor of Arts in accounting from the University of Marietta in Ohio.

“Mike has been a great fit within our organization, with nearly 30 years of finance and accounting experience – including 19 years in senior executive positions – we have no doubt he will serve us well as CFO on an interim basis,” said John Martell, president and CEO of MISCOR.

MISCOR continues to conduct a national search for a permanent Chief Financial Officer.

About MISCOR

South Bend, Ind.-based MISCOR Group, Ltd. (OTC BB: MIGL) provides electrical and mechanical solutions to industrial, commercial and institutional customers through three segments: Industrial Services, consisting of the Company’s maintenance and repair services to several industries including electric motor and wind power and repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries, Construction and Engineering Services,  consisting of MISCOR’s electrical and mechanical contracting services, mainly to industrial, commercial, and institutional customers, and Rail services, consisting of the Company’s manufacturing and rebuilding of power assemblies, engine parts, and other components related to large diesel engines and its locomotive maintenance, remanufacturing, and repair services for the rail industry.

In 2007, MISCOR entered the wind power industry through its acquisition of 3-D Service, Ltd., providing both onsite and in-shop maintenance and repair services for wind farms.  MISCOR was ranked on the Inc. 500 in 2004 and 2005 and operates in 15 locations in the U.S. and Canada.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” or variations of such words and similar expressions are intended to identify forward-looking statements.  These forward-looking statements reflect the Company's views, expectations and beliefs at the time such statements were made with respect to such matters, and may cover such items as the Company's future plans, objectives, events, contract pricing and results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items.  There are a number of factors, many of which are beyond the Company's control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict.  Risk Factors include, among others: price of raw materials, ability to win and service competitively priced new contracts in sufficient amounts to operate and expand effectively, employee turnover, ability to compete in highly competitive, geographically diverse marketplaces, and varying and sometimes volatile economic conditions.  For further discussion of risks and uncertainties, individuals should refer to the Company's SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release is issued.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:
Karen Keller, Jeff Lambert
Lambert, Edwards & Associates, Inc.
(616) 233-0500 kkeller@lambert-edwards.com